                                                                    EXHIBIT 12.1


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                          YEAR ENDED DECEMBER 31,
                                             -----------------------------------------------------------------------------
                                               1995              1996            1997              1998             1999
                                             ---------        ---------        ---------        ---------        ---------

Earnings:
   Loss before extraordinary item
     and cumulative effect of a change
     in accounting principle                 $ (44,201)       $(104,320)       $(141,403)       $(162,009)       $(261,556)
   Fixed charges, less
     interest capitalized                      118,666          148,055          174,311          170,343          184,273
                                             ---------        ---------        ---------        ---------        ---------
     Earnings                                $  74,465        $  43,735        $  32,908        $   8,334        $ (77,283)
                                             =========        =========        =========        =========        =========

Fixed charges:
   Interest expense, including
     interest capitalized                    $  98,533        $ 122,753        $ 158,888        $ 161,269        $ 169,874
   Amortization of deferred
     financing costs                             4,313            5,261            8,418            4,430            4,574
   Interest portion of rental
     expense                                    15,820           20,041           22,931           26,581           33,352
                                             ---------        ---------        ---------        ---------        ---------
     Fixed charges                           $ 118,666        $ 148,055        $ 190,237        $ 192,280        $ 207,800
                                             =========        =========        =========        =========        =========

Ratio of earnings to fixed charges                  --               --               --               --               --
                                             =========        =========        =========        =========        =========

Deficiency of earnings available
   to cover fixed charges                    $ (44,201)       $(104,320)       $(157,329)       $(183,946)       $(285,083)
                                             =========        =========        =========        =========        =========